Exhibit 5.3

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 T +1 212 259-8000 F +1 212 259-6333

March 28, 2012

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

LG&E and KU Energy LLC

Louisville Gas and Electric Company

220 West Main Street

Louisville, Kentucky 40202-1377

Kentucky Utilities Company

One Quality Street

Lexington, Kentucky 40507-1462

Ladies and Gentlemen:

We are acting as special counsel for each of PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (“PPL”), PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (“PPL Capital”), PPL Energy Supply, LLC, a limited liability company organized under the laws of the State of Delaware (“PPL Energy”), PPL Electric Utilities Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (“PPL Electric”), LG&E and KU Energy LLC, a limited liability company organized under the laws of the Commonwealth of Kentucky (“LKE”), Louisville Gas and Electric Company, a corporation organized under the laws of the Commonwealth of Kentucky (“LG&E”), and Kentucky Utilities Company, a corporation organized under the laws of the Commonwealth of Kentucky and the Commonwealth of Virginia (“KU” and, together with PPL, PPL Capital, PPL Energy, PPL Electric, LKE and LG&E, the “Registrants”), in connection with the proposed issuance and sale from time to time of a presently indeterminate principal amount of securities (“Securities”), including

(i) PPL Capital’s unsecured and unsubordinated debt securities (“PPL Capital Debt Securities”), together with PPL’s guarantees (the “Guarantees”) as to payment of principal thereof and interest and premium, if any, thereon, such PPL Capital Debt Securities and the Guarantees to be issued under the Indenture dated as of November 1, 1997 of PPL Capital

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March 28, 2012

and PPL to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to such PPL Capital Debt Securities and Guarantees (the “PPL Capital Indenture”);

(ii) PPL Capital’s unsecured and subordinated debt securities (“PPL Capital Subordinated Debt Securities”), together with PPL’s guarantees (the “Subordinated Guarantees”) as to payment of principal thereof and interest and premium, if any, thereon, such PPL Capital Subordinated Debt Securities and the Subordinated Guarantees to be issued under the Subordinated Indenture dated as of March 1, 2007 of PPL Capital and PPL to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be amended or supplemented by one or more supplements relating to such PPL Capital Subordinated Debt Securities (the “PPL Capital Subordinated Indenture”);

(iii) PPL Energy’s unsecured and unsubordinated debt securities (“PPL Energy Debt Securities”) to be issued under PPL Energy’s Indenture dated as of October 1, 2001 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to such PPL Energy Debt Securities (the “PPL Energy Indenture”);

(iv) PPL Energy’s unsecured and subordinated debt securities (“PPL Energy Subordinated Debt Securities”) to be issued under a subordinated indenture, as it may be amended or supplemented by one or more supplements relating to the PPL Energy Subordinated Debt Securities (the “PPL Energy Subordinated Indenture”), of PPL Energy to The Bank of New York Mellon, as trustee;

(v) PPL Electric’s senior secured debt securities (“PPL Electric Secured Debt Securities”), to be issued under PPL Electric’s Indenture dated as of August 1, 2001 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such PPL Electric Secured Debt Securities (the “PPL Electric Indenture”);

(vi) LKE’s unsecured and unsubordinated debt securities (“LKE Debt Securities”) to be issued under LKE’s Indenture dated as of November 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to such LKE Debt Securities (the “LKE Indenture”);

(vii) LG&E’s senior secured debt securities (“LG&E Secured Debt Securities”), to be issued under LG&E’s Indenture dated as of October 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such LG&E Secured Debt Securities (the “LG&E Indenture”);

March 28, 2012

(viii) KU’s senior secured debt securities (“KU Secured Debt Securities”), to be issued under KU’s Indenture dated as of October 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such KU Secured Debt Securities (the “KU Indenture”); and

(vi) certain other securities of the Registrants;

all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the PPL Capital Indenture, the PPL Capital Subordinated Indenture, the PPL Energy Indenture, the PPL Electric Indenture, the PPL Energy Subordinated Indenture, the LKE Indenture, the LG&E Indenture and the KU Indenture.

For purposes of this opinion letter, we have assumed that, at the time of offer, issuance and sale of any Securities (i) the Registration Statement, as it may be amended, shall have become effective under the Act and such effectiveness shall not have been terminated or withdrawn; (ii) one or more supplements to the prospectus which describe such Securities and specify certain pricing and issuance terms of such Securities shall have been filed with the Commission; (iii) the indenture pursuant to which such debt Securities are to be issued shall have been qualified under the Trust Indenture Act; (iv) the board of directors or managers of the Registrant or Registrants issuing such Securities, or a duly authorized committee thereof, and/or the proper officers of such Registrant or Registrants acting pursuant to properly delegated authority, shall have taken such action as may be necessary to authorize the indentures, the issuance and sale of such Securities and, if applicable, to establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any prospectus supplement relating to such Securities; (v) there shall not have occurred any change in law or any authorization affecting the legality or enforceability of such Securities; and (vi) each Registrant issuing such Securities shall remain duly organized and validly existing under the laws of the jurisdiction or jurisdictions of incorporation or other organization in which it is incorporated or otherwise organized on the date hereof. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrant issuing such Security with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such Registrant, or any restriction imposed by any court or governmental body having jurisdiction over such Registrant.

In addition, we have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below.

March 28, 2012

On the basis of the foregoing assumptions and such examination and review, and subject to the limitations and qualifications stated herein, we advise you as follows:

A.	PPL Capital Securities

1. We are of the opinion that the PPL Capital Debt Securities will be legally issued and binding obligations of PPL Capital and that the Guarantees thereof will be legally issued and binding obligations of PPL when:

(a) PPL Capital shall have duly established the terms of the PPL Capital Debt Securities and executed the PPL Capital Debt Securities, PPL shall have duly executed and delivered the Guarantees and the PPL Capital Indenture trustee shall have duly authenticated the PPL Capital Debt Securities and the Guarantees endorsed thereon, in each case in accordance with the applicable provisions of the PPL Capital Indenture and all necessary corporate authorizations; and

(b) PPL Capital shall have issued, sold and delivered the PPL Capital Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

2. We are of the opinion that the PPL Capital Subordinated Debt Securities will be legally issued and binding obligations of PPL Capital and that the Subordinated Guarantees thereof will be legally issued and binding obligations of PPL when:

(a) PPL Capital shall have duly established the terms of the PPL Capital Subordinated Debt Securities and executed the PPL Capital Subordinated Debt Securities, PPL shall have duly executed and delivered the Subordinated Guarantees and the PPL Capital Subordinated Indenture trustee shall have duly authenticated the PPL Capital Subordinated Debt Securities and the Subordinated Guarantees endorsed thereon, in each case in accordance with the applicable provisions of the PPL Capital Subordinated Indenture and all necessary corporate authorizations; and

(b) PPL Capital shall have issued, sold and delivered the PPL Capital Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

B.	PPL Energy Securities

1. We are of the opinion that the PPL Energy Debt Securities will be legally issued and binding obligations of PPL Energy when:

(a) PPL Energy shall have duly established the terms of the PPL Energy Debt Securities and executed the PPL Energy Debt Securities, and the PPL Energy Indenture trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the PPL Energy Indenture and all necessary limited liability company authorizations; and

March 28, 2012

(b) PPL Energy shall have issued, sold and delivered the PPL Energy Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

2. We are of the opinion that the PPL Energy Subordinated Debt Securities will be legally issued and binding obligations of PPL Energy when:

(a) The PPL Energy Subordinated Indenture shall have been duly authorized, executed and delivered by PPL Energy and the trustee thereunder;

(b) PPL Energy shall have duly established the terms of the PPL Energy Subordinated Debt Securities and executed the PPL Energy Subordinated Debt Securities, and the PPL Energy Subordinated Indenture trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the PPL Energy Subordinated Indenture and all necessary limited liability company authorizations; and

(c) PPL Energy shall have issued, sold and delivered the PPL Energy Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

C.	PPL Electric Secured Debt Securities

We are of the opinion that the PPL Electric Secured Debt Securities will be legally issued and binding obligations of PPL Electric when:

(a) One or more appropriate Securities Certificates with respect to such PPL Electric Secured Debt Securities shall have been duly registered by the Pennsylvania Public Utility Commission pursuant to Section 1903 of the Pennsylvania Public Utility Code, as amended, or, if such PPL Electric Secured Debt Securities have a maturity of less than one year from the date of execution, PPL Electric shall have received an appropriate order of the Federal Energy Regulatory Commission (the “FERC”) pursuant to Section 204 of the Federal Power Act authorizing the issuance of such PPL Electric Secured Debt Securities (if and to the extent such an order of the FERC is required);

(b) PPL Electric shall have duly established the terms of the PPL Electric Secured Debt Securities and executed such Securities, and the PPL Electric Indenture trustee shall have duly authenticated the PPL Electric Secured Debt Securities, in each case in accordance with the applicable provisions of the PPL Electric Indenture and all necessary corporate and regulatory authorizations; and

(c) PPL Electric shall have issued, sold and delivered the PPL Electric Secured Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

March 28, 2012

D.	LKE Debt Securities

We are of the opinion that the LKE Debt Securities will be legally issued and binding obligations of LKE when:

(a) LKE shall have duly established the terms of the LKE Debt Securities and executed the LKE Debt Securities, and the LKE Indenture trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the LKE Indenture and all necessary limited liability company authorizations; and

(b) LKE shall have issued, sold and delivered the LKE Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

E.	LG&E Secured Debt Securities

We are of the opinion that the LG&E Secured Debt Securities will be legally issued and binding obligations of LG&E when:

(a) LG&E shall have received an appropriate order of the Kentucky Public Service Commission pursuant to KRS 278.300, or if such LG&E Secured Debt Securities have a maturity of less than two years from the date of execution, LG&E shall have received an appropriate order of the FERC pursuant to Section 204 of the Federal Power Act authorizing the issuance of such LG&E Secured Debt Securities (if and to the extent such an order of the FERC is required);

(b) LG&E shall have duly established the terms of the LG&E Secured Debt Securities and executed such Securities, and the LG&E Indenture trustee shall have duly authenticated the LG&E Secured Debt Securities, in each case in accordance with the applicable provisions of the LG&E Indenture and all necessary corporate and regulatory authorizations; and

(c) LG&E shall have issued, sold and delivered the LG&E Secured Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

F.	KU Secured Debt Securities

We are of the opinion that the KU Secured Debt Securities will be legally issued and binding obligations of KU when:

(a) KU shall have received appropriate orders of (i) the Kentucky Public Service Commission pursuant to KRS 278.300, (ii) the Virginia State Corporation Commission pursuant to Chapter 3 of Title 56 of the Code of Virginia and (iii) the Tennessee Regulatory Authority pursuant to Tennessee Code Annotated Section 65-4-109, or if such KU Secured Debt Securities have a maturity of less than one year from the date of execution, KU shall

March 28, 2012

have received an appropriate order of the FERC pursuant to Section 204 of the Federal Power Act authorizing the issuance of such KU Secured Debt Securities (if and to the extent such an order of the FERC is required);

(b) KU shall have duly established the terms of the KU Secured Debt Securities and executed such Securities, and the KU Indenture trustee shall have duly authenticated the KU Secured Debt Securities, in each case in accordance with the applicable provisions of the KU Indenture and all necessary corporate and regulatory authorizations; and

(c) KU shall have issued, sold and delivered the KU Secured Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

Our opinions as to the legal and binding nature of the Registrants’ obligations are subject to laws relating to or affecting generally the enforcement of creditors’ and mortgagees’ rights, including without limitation, bankruptcy, insolvency or reorganization laws and generally principles of equity and by requirements of reasonableness, good faith and fair dealing. Further, we express no opinion with respect to the lien of the PPL Electric Indenture, LG&E Indenture or KU Indenture.

In addition, we express no opinion herein as to any matters of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

This opinion is limited to the laws of the State of New York, the Commonwealth of Pennsylvania, the Commonwealth of Kentucky, the Commonwealth of Virginia and the State of Tennessee, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and the federal laws of the United States of America. As to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon and assumed without investigation the correctness of the legal conclusions set forth in the opinion of even date herewith of Frederick C. Paine, Senior Counsel of PPL Services Corporation, Inc., a subsidiary of PPL, which is being filed as Exhibit 5.1 to the Registration Statement. As to all matters governed by the laws of the Commonwealth of Kentucky, the Commonwealth of Virginia or the State of Tennessee, we have relied upon and assumed without investigation the correctness of the legal conclusions set forth in the opinion of even date herewith of John P. Fendig, Senior Corporate Attorney for LKE. In rendering his opinion, each of Mr. Paine and Mr. Fendig may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

March 28, 2012

We hereby authorize and consent to the use of this opinion as Exhibit 5.3 to the Registration Statement, and authorize and consent to the reference to our firm under the caption “Validity of the Securities and the PPL Guarantees” in the Registration Statement and in the prospectus constituting a part thereof. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP